As filed with the Securities and Exchange Commission on May 16,
2000	Registration No. 333-87277
--------------------------------------------------------------

             SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

               POST-EFFECTIVE AMENDMENT NO. 1
                              TO
                            FORM S-8

                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933
                _________________________________

                     TRIGEN ENERGY CORPORATION
    (Exact name of registrant as specified in its charter)

Delaware                             13-3378939
(State or other jurisdiction of      (I.R.S. Employer Identification No.)
incorporation or organization)

One Water Street                      10601
White Plains, New York 10601          (Zip Code)
(Address of Principal Executive Offices)


             1994 Employee Stock Purchase Plan
                   (Full title of the Plan)
            __________________________________

                     EUGENE E. MURPHY
             Vice President, General Counsel
                      and Secretary
                      One Water Street
                 White Plains, New York 10601
            (Name and address of agent for service)

                        (914) 286-6600
          (Telephone number, including area code, of
                      agent for service)
            ___________________________________

                     with copies to:

                E. WILLIAM BATES, II
                    King & Spalding
                   120 West 45th Street
                New York, New York 10036
                      (212) 556-2100

                       EXPLANATORY STATEMENT

	On September 17, 1999, Trigen Energy Corporation (the "Company") filed a Registration Statement on Form S-8 (Registration No. 333-87277) (the "Registration Statement"), which registered an aggregate of 200,000 shares of the Company's common stock, $.01 par value per share, issuable under the Company's 1994 Employee Stock Purchase Plan (the "Plan"). This Post-Effective Amendment No. 1 to the Registration Statement is being filed to remove from registration all shares of Common Stock registered under the Registration Statement and remaining unsold as of the date hereof.

                               SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White
Plains, State of New York on this 15th day of May, 2000.

                                   TRIGEN ENERGY CORPORATION


                                   By:   /s/ Richard E. Kessel
                                        ______________________
                                        Richard E. Kessel
                                        Chief Executive Officer


	Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Richard E. Kessel
_________________________     Chief Executive Officer
 Richard E. Kessel           (Principal Executive Officer)      May 15, 2000


/s/ Christine Morin-Postel
_________________________ Director and Chairwoman of the Board May 15, 2000
 Christine Morin-Postel


/s/ Michel Bleitrach
_________________________ Director                            May 15, 2000
 Michel Bleitrach


/s/ Michel Carrese
_________________________ Director                            May 15, 2000
 Michel Carrese


/s/ Patrick Buffet
_________________________ Director                             May 15, 2000
	Patrick Buffet


/s/ Olivier Degos
_________________________ Director                             May 15, 2000
	Olivier Degos